UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

First Amendment to Lease

On November 2, 2005, Guitar Center Stores, Inc., entered into a First Amendment to Lease with Brownsburg Music, LLC.  The First Amendment to Lease amends its lease agreement dated August 15, 2001, to provide for the expansion of its distribution facility by approximately 268,000 square feet, and extends the term of the original lease agreement by a period of 12 years from the substantial completion of the construction of the expansion of the facility.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Lease dated November 2, 2005, by and between Brownsburg Music LLC and Guitar Center Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: November 8, 2005
	By:	/s/ Bruce Ross
Bruce Ross
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease dated November 2, 2005, by and between Brownsburg Music LLC and Guitar Center Stores, Inc.